U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2016

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of small business issuer as specified in its charter)

Nevada	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

E-5-2, Megan Avenue 1, Block E

189, Jalan Tun Razak

50400 Kuala Lumpur, Malaysia

 (Address of principal executive offices)

+603 2162 0773

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant

Effective October 10, 2016, Prime Global Capital Group Incorporated (the "Company") retained the services of DCAW (CPA) Limited (“DCAW”) to audit our consolidated financial statements for our fiscal year ending October 31, 2016. It is our understanding that the director formerly responsible for the Company's account at Crowe Horwath (HK) CPA Limited, the Company’s prior independent registered public accounting firm, has joined DCAW and will be the director responsible for the Company's account at DCAW.

During the fiscal years ended October 31, 2015, and 2014, and through October 10, 2016, neither the Company nor anyone acting on its behalf consulted DCAW regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and DCAW did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement or a “reportable event” as described in Item 304(a)(1)(v) )(A)-(D) of Regulation S-K of the SEC’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
(Registrant)

Dated: October 10, 2016	By:	/s/ Liong Tat Teh
Liong Tat Teh Chief Financial Officer